CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-266239), Form S-8 (No. 333-278547), Form S-8 (No. 333-282992), Form S-3 (No. 333-273393), Form S-3 (No. 333-264972), Form S-3 (No. 333-283101) and Form S-3 (No. 333-284534) of SoundHound AI, Inc. of our report dated March 11, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 11, 2025